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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

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

     Name of Subsidiary          Jurisdiction of Incorporation        Percentage Ownership
     ------------------          -----------------------------        --------------------

     Delta Play (US), Inc.       State of Colorado                            100%
     Delta Play Company          Province of Nova Scotia, Canada              100%
     Koala Foreign Sales
       Corporation               Barbados                                     100%
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